UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2016

CEVA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-49842	77-0556376
(Commission File Number)	(I.R.S. Employer Identification No.)

1174 Castro Street, Suite 210, Mountain View, CA	94040
(Address of Principal Executive Offices)	(Zip Code)

650/417-7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 8, 2016, the Board of Directors of CEVA, Inc. (the “Company”) unanimously approved the appointment of Maria Marced as an independent member of the Board of Directors (the “Board”) of the Company, effective immediately. Pursuant to her appointment, Ms. Marced will serve as a director until the Company’s annual meeting of stockholders in 2017.

In accordance with the Company’s non-employee director compensation policy, Ms. Marced will be entitled to receive an annual cash retainer of $40,000 per annum and an option award to purchase 38,000 shares of the Company’s common stock under the Company’s Director Stock Option Plan. The stock options vest over four years with the first 25% vesting after the first anniversary of the grant date and the remainder vesting 25% each year thereafter.

The Company also intends to enter into its standard director indemnification agreement with Ms. Marced, the form of which was described in and filed as an exhibit to the Company’s Form 10 filed with the U.S. Securities and Exchange Commission on June 3, 2002, and incorporated herein by reference.

There is no arrangement or understanding between Ms. Marced and any other person pursuant to which Ms. Marced was selected as a director. Ms. Marced does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 8, 2016, in connection with the appointment of Ms. Marced, the Board approved an amendment and restatement of the Company’s bylaws (the “A&R Bylaws”), effective immediately, to fix the number of directors of the Company at eight.

The foregoing description of the A&R Bylaws is qualified in its entirety by reference to the complete text of the A&R Bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3.1	Amended and Restated Bylaws of CEVA, Inc.

99.1	Press Release of CEVA, Inc., dated December 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: December 12, 2016	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer